Exhibit 99.1

Cinedigm Completes Stock Repurchase

LOS ANGELES-- Cinedigm Corp. (NASDAQ: CIDM) (the “Company” or “Cinedigm”) today announced the settlement in full of the shares it purchased pursuant to the previously announced forward stock purchase transaction (the “Forward Stock Purchase Transaction”) in April 2015. Pursuant to the Forward Stock Purchase Transaction, the Company purchased 1,179,138 (adjusted for the Company’s reverse stock split in May 2016) shares of its Class A common stock from Société Générale (the “Forward Counterparty”) in order to facilitate privately negotiated derivative transactions between the Forward Counterparty and holders of the Company’s 5.5% Convertible Notes due 2035, all of which were recently cancelled, as previously announced. In light of such cancellations, the Forward Counterparty has settled all of such shares earlier than the contractual settlement date of April 2020 by delivering the shares to the Company. The shares have been placed in treasury and are no longer outstanding.

“We are pleased that the forward purchase facility served its purpose and is now concluded, resulting in fewer shares outstanding and a slight increase in existing shareholders' ownership percentage,” said Chris McGurk, Cinedigm Chairman and CEO.

About Cinedigm

Cinedigm powers custom content solutions to the world’s largest retail, media and technology companies. We provide premium feature films and series to digital platforms including iTunes, Netflix, and Amazon, cable and satellite providers including Comcast, Dish Network and DirecTV, and major retailers including Walmart and Target. Leveraging Cinedigm’s unique capabilities, content and technology, the Company has emerged as a leader in the fast-growing over-the-top channel business, with four channels under management that reach hundreds of millions of devices while also providing premium content and service expertise to the entire OTT ecosystem. Learn more about Cinedigm at www.cinedigm.com

Cinedigm™ and Cinedigm Digital Cinema Corp™ are trademarks of Cinedigm Corp. www.cinedigm.com. [CIDM-G]

Safe Harbor Statement

Investors and readers are cautioned that certain statements contained in this document are "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act"). Forward-looking statements include statements that are predictive in nature, which depend upon or refer to future events or conditions, which include words such as "expects," "anticipates," "intends," "plans," "could," "might," "believes," "seeks," "estimates" or similar expressions. In addition, any statements concerning completion of the transactions described in this document, future financial performance (including future revenues, earnings or growth rates), ongoing business strategies or prospects, and possible future actions, which may be provided by Cinedigm's management, are also forward-looking statements as defined by the Act. Forward-looking statements are based on current expectations and projections about future events and are subject to various risks, uncertainties and assumptions about Cinedigm, its technology, economic and market factors and the industries in which Cinedigm does business, among other things. These statements are not guarantees of future performance and Cinedigm undertakes no specific obligation or intention to update these statements after the date of this release.

Contact

Cinedigm
Jill Newhouse Calcaterra
310-466-5135
jcalcaterra@cinedigm.com